Exhibit 99.2

   Financial Results3Q 2019

 2  Forward-Looking Statements  This presentation may contain “forward-looking statements” concerning First BanCorp.’s (the “Corporation”) future economic, operational and financial performance. “Forward-looking statements” include, without limitation, statements relating to the impact the Corporation expects its proposed acquisition of Banco Santander Puerto Rico to have on the combined entity’s operations, financial condition, and financial results, and the Corporation’s expectations about its ability to successfully complete the transaction and integrate the combined businesses and the amount of cost savings and overall operational efficiencies the Corporation expects to realize as a result of the proposed acquisition. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the possibility that the proposed acquisition does not close when expected or at all or because required regulatory or other approvals (including bank regulatory approvals or antitrust clearances) and other conditions to closing are not received or satisfied on a timely basis or at all the failure to close for any other reason; that the businesses of the Corporation and Banco Santander Puerto Rico will not be integrated successfully; that the cost savings and any synergies from the proposed acquisition may not be fully realized or may take longer to realize than expected; disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom the Corporation or Banco Santander Puerto Rico have business relationships; diversion of management time on merger-related issues; the reaction to the transaction of the Corporation’s or Banco Santander Puerto Rico’s customers, employees and counterparties and other factors, many of which are beyond the control of the Corporation and Banco Santander Puerto Rico; the actual pace and magnitude of economic recovery in the regions impacted by the two hurricanes that affected the Corporation’s service areas during the third quarter of 2017 compared to management’s current views on the economic recovery; uncertainties about how and when rebuilding will take place in the regions affected by the recent storms, including the rebuilding of the public infrastructure, such as Puerto Rico’s power grid, what level of government, private or philanthropic funds will be invested in the affected communities; how many dislocated individuals will return to their homes in both the short- and long-term, and what other demographic changes will take place; uncertainty as to the ultimate outcomes of actions taken, or those that may have to be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems, including the filing of a form of bankruptcy under Title III of PROMESA that provides a court debt restructuring process similar to U.S. bankruptcy protection; the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank Puerto Rico (“FirstBank”) to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the Federal Deposit Insurance Corporation (“FDIC”), government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on the Corporation’s financial instruments, goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; uncertainty as to whether FirstBank will be able to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

 Agenda  Third Quarter 2019 Highlights Aurelio Alemán, President & Chief Executive OfficerThird Quarter 2019 Results of Operations Orlando Berges, Executive Vice President & Chief Financial OfficerQuestions & Answers  3

   Third Quarter Highlights

 Profitability  3Q 2019 net income of $46.3 million, or $0.21 per diluted share. Adjusted 3Q 2019 net income of $44.7 million, or $0.20 per diluted share, compared to 2Q 2019 adjusted net income of $40.8 million, or $0.18 per diluted share.Adjusted pre-tax, pre-provision income of $70.2 million, compared to $71.0 million for 2Q 2019. Net interest income increased $1.9 million compared to 2Q 2019 and our margin is 4.89%.   Loan Portfolio  Loan originations and renewals were strong at $1.15 billion this quarter.Loan portfolio decreased by $136.7 million, to $9.0 billion, due in large part to the payoffs of two large criticized commercial mortgage loans and a large $32 million nonperforming loan repayment.Consumer portfolio grew $86.8 million, primarily in auto loans, finance leases and personal loans in Puerto Rico.  Asset Quality  Total NPAs decreased by $52.0 million to $332.1 million, or 2.65% of assets, in 3Q 2019.Provision for loan and lease losses decreased by $5.1 million to $7.4 million compared to 2Q 2019. Credit quality improved in almost every asset class in 3Q 2019.  Core Deposits  Deposits, net of government and brokered certificates of deposits (CDs), decreased $38.2 million to $7.6 billion as of 3Q 2019.Government deposits increased by $21.6 million to $1.1 billion as of 3Q 2019, reflecting an increase of $38.8 million in the ECR offset by a decrease of $17.2 million in Puerto Rico.Brokered CDs decreased by $32.7 million to $483.0 million in 3Q 2019.  Capital  3Q 2019 capital position: Total Risk Based Capital Ratio of 25.27%;Common Equity Tier 1 Capital Ratio of 21.61%Tier 1 Ratio Risk Based Capital Ratio of 22.02%; andLeverage Ratio of 16.04%.Tangible book value per common share of $9.79 compared to $9.57 in 2Q 2019.  5  Third Quarter 2019 Highlights

   Results of Operations

 7  Results of Operations: Third Quarter Financial Highlights  ($ in thousands, except per share data)  Select Financial Information

 8  Key Highlights  Net Interest Income ($ millions)  Net interest income increased $1.9 million in 3Q 2019. This increase was mainly due to:A $2.9 million increase in interest income on consumer loans, primarily due to an increase of $96.0 million in the average balance and the effect of one additional day in the quarter. $0.7 million increase in interest income on commercial and construction loans, primarily due to a $3.0 million accelerated discount accretion from the payoff of an acquired commercial mortgage loan, offset by a $0.9 million repricing impact on variable rate loans. This increase was partially offset by:A $0.9 million increase in interest expense, reflecting an increase of approximately $1.2 million in interest expense on interest-bearing deposits, primarily due to the renewals of matured time deposits at current higher market interest rates and an increase of $112.0 million in the average balance of interest-bearing deposits.GAAP NIM was 4.89%, compared to 4.90% for the second quarter of 2019. NIM includes a 10 basis point improvement from the accelerated discount accretion mentioned above.  Results of Operations: Net Interest Income

 9  Non-interest income for 3Q 2019 amounted to $21.4 million, compared to $22.2 million for 2Q 2019. The $0.8 million decrease was primarily due to: The effect in the second quarter of 2019 of a $0.6 million gain from hurricane-related insurance proceeds in Other.A $0.5 million OTTI charge on private label MBS recorded in the third quarter of 2019.This decrease was offset by a slight increase in service charges on deposits, primarily related to an increase in the number of cash management transactions of commercial clients, as well as an increase in overdraft and returned items transactions.  Results of Operations: Non-Interest Income  Non-Interest Income ($ millions)  $22.5  $18.5  $20.5  $22.2  $21.4  Key Highlights

 10  Results of Operations: Non-interest Expenses  Non-interest expenses decreased by $0.1 million in 3Q 2019 to $92.8 million due to:A $2.5 million decrease in the net loss on OREO operations under “Credit related expenses” primarily due to a $1.9 million decrease in write-downs to the value of OREO properties.A $0.7 million decrease in occupancy and equipment costs reflecting, the effect in the second quarter of 2019 of a $0.4 million write-down of previously capitalized costs associated with changes in scope and requirements of a technology-related project.These decreases were offset by:A $0.9 million increase in credit and debit card processing expenses, reflecting, higher transaction volumes in the third quarter and $0.5 million network incentive received last quarter.A $0.8 million increase in professional service fees, reflecting, a $0.6 million increase in legal fees and a $0.4 million increase in expenses related to new technology projects.  Non-Interest Expense  Key Highlights

 11  Non-Performing Assets ($ millions)  A $36.4 million decrease in nonaccrual commercial and construction loans, including the repayment of a $31.5 million nonaccrual commercial mortgage loan in the Florida region, the largest nonaccrual loan in the portfolio, and additional collections of $3.2 million in the third quarter.A $15.0 million decrease in the OREO portfolio balance, driven by sales of $20.7 million, including a $10.8 million commercial property.A $2.5 million decrease in nonaccrual residential mortgage loans, driven by organic resolution efforts.Inflows to nonaccrual loans were $31.2 million, compared to $23.2 million in 2Q 2019.  NPAs decreased by $52.0 million to $332.1 million or 2.65% of assets due to continued organic resolution efforts:  Results of Operations: Asset Quality  Q-o-Q Change in NPAs  Migration Trend ($ millions)

 12  Key Highlights  Net Charge-Offs ($ millions)  Net charge-offs for 3Q 2019 were $13.8 million, or an annualized 0.61% of average loans, compared to $24.3 million, or an annualized 1.07% of average loans, in 2Q 2019. The decrease of $10.5 million in net charge-offs was mainly related to a $12.4 million decrease in commercial and construction loan net charge-offs, primarily due an $11.4 million charge-off taken in the second quarter on the aforementioned large nonaccrual commercial mortgage loan that was paid off in the third quarter.Allowance coverage ratio to total loans held for investment of 1.85% compared to 1.89% in 2Q 2019. The ratio of the allowance to NPLs held for investment was 76.6% as of 3Q 2019 compared to 68.0% as of 2Q 2019.  Commercial NPLs (Includes HFS)  *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs.   Results of Operations: Net Charge-offs  $24  $12  $33  $24  $14  4Q 2018

   Exhibits

Third Quarter 2019 Highlights: Loan Portfolio

1 First BanCorp

Loan Portfolio ($ millions)



$8,783
$8,901
$9,030
$9,148
$9,011
66
43
33
34
42
3,575
3,671
3,770
3,830
3,662
83
79
85
100
109
1,851
1,945
2,015
2,113
2,200
3,208
3,163
3,127
3,071
2,998
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019

Loan Originations* ($ millions)



$896
$1,101
$971
$988
$1,150
415
610
527
491
668
23
23
10
19
13
316
340
319
352
350
142
129
115
126
119
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019

Residential Mortgage | Consumer & Finance Leases | Construction | Commercial | Loans HFS

Our island is beginning to show signs of growth and we continue relying on our regional diversification:

Loan Portfolio:

- The loan portfolio decreased $136.7 million due to the $120.4 million in early payoffs of two commercial mortgage loans, repayment of a $32 million nonperforming loan and the strategic reduction of the residential mortgage portfolio through origination and sale of conforming.
- The consumer portfolio grew $86.8 million.

Origination Activity:

- Healthy loan originations of $1.15 billion.

** Including refinancing and draws from existing revolving and non-revolving commitments.*

14

15  Total Deposit Composition (%)  Core Deposits* ($ millions)  * Core deposits are total deposits excluding brokered CDs.   Continue improving deposit mix; noninterest bearing increased $99.3 million.  Third Quarter 2019 Highlights: Deposit Mix   Retail    Commercial    CDs & IRAs    Public Funds    $8,439  $8,666  Overall deposits, excluding brokered CDs and government deposits, decreased by $38.2 million in 3Q 2019. Government deposits increased by $21.6 million in 3Q 2019 reflecting an increase of $38.8 million in the ECR, partially offset by a $17.2 million decrease in the Puerto Rico region.Brokered CDs decreased by $32.7 million in 3Q 2019, representing 5% of total deposits.  $8,650  $8,561  $8,475

 16  Third Quarter 2019 Highlights: Capital Position  Capital Ratios (%)  Total stockholders’ equity amounted to $2.2 billion as of September 30, 2019, an increase of $47.6 million from June 30, 2019. The increase was mainly driven by the earnings generated in the third quarter and the $7.6 million increase in the fair value of available-for-sale investment securities recorded as part of “Other comprehensive income,” partially offset by common and preferred stock dividends declared in the third quarter of 2019 totaling $7.2 million.  Capital Ratios (%)

 17  Third Quarter 2019 Highlights: PR Government Exposure      ($ in millions)  As of September 30, 2019, the Corporation had $204.8 million of direct exposure to the Puerto Rico Government, compared to $213.5 million as of June 30, 2019. 89% of direct government exposure is to municipalities, which are supported by assigned property tax revenues. As of September 30, 2019, the Corporation had $768.2 million of public sector deposits in Puerto Rico, compared to $785.4 million as of June 30, 2019.Approximately 39% is from municipalities in Puerto Rico and 61% is from public corporations and the central government and agencies in Puerto Rico.

 18  NPL Migration  ($ in 000)

 19  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

 20  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

 21  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):Quarter ended September 30, 2019A $3.0 million ($1.8 million after-tax) positive effect in earnings related to the accelerated discount accretion from the payoff of a commercial mortgage loan.A $0.4 million ($0.2 million after-tax) benefit resulting from hurricane-related insurance recoveries related to repairs and maintenance costs incurred on facilities in the U.S. Virgin Islands.A $0.5 million OTTI charge on private label MBS recorded in the tax-exempt international banking entity subsidiary. Quarter ended June 30, 2019A $0.8 million ($0.5 million after-tax) benefit resulting from hurricane-related insurance recoveries related to impairments, repairs and maintenance costs incurred on facilities in the British Virgin Islands.Quarter ended September 30, 2018A $2.7 million ($1.7 million after-tax) positive effect in earnings related to a $2.8 million net loan loss reserve release resulting from revised estimates of the hurricane-related qualitative reserves associated with the effects of Hurricanes Irma and Maria, primarily related to consumer loans, and a $0.5 million gain from hurricane-related insurance proceeds resulting from insurance recoveries in excess of fixed assets impairment charges, partially offset by $0.5 million of hurricane-related expenses recorded in the third quarter of 2018.

 22  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The following table the reported net income to adjusted net income, a non-GAAP financial measure that excludes the Special Items identified on page 21 as well as gains or losses on sales of investment securities and impairments:Adjusted net income (Non-GAAP)